Application for Individual Life Insurance Nationwide Life And Annuity Insurance Company [PO Box 182835, Columbus, Ohio 43218-2835 Fax to: 1-888-677-7393 • www.nationwide.com]

Part A – Client Information

1. Proposed Primary Insured

Name (First, MI, Last) John D. Doe	SSN/Tax ID # 999-99-9999

Address	One Any Street	City Any City

State Any	Zip Code Any Zip	County Any County	Sex ☒ M ☐ F	Former Name

Marital Status ☐ Married ☒ Single ☐ Other	Age 35	Date of Birth (mm/dd/yyyy)	State of Birth (If outside U.S., provide country.) OH

Email Address JDDOE@YAHOO.COM	Phone # (999) 999-9999	Driver’s License #/State of Issue RL-99999OH

Occupation	Employer	Annual Income	Net Worth

Can you read and understand English? ☐ Yes ☐ No If “no”, please provide primary spoken language:

Citizenship (If other than U.S, submit Foreign Supplement.)
☐ U.S.
☐ Green Card Holder	Issue Date	Expiration Date
☐ Other	Issue Date	Expiration Date

2. Proposed Additional Insured – If applicable, complete for either: a) Joint Insured for Survivorship Life Plan; or b) Term Rider on Another Covered Person (i.e., Spouse/Children). If additional space is required, use Special Instructions Section.

Joint/Spouse Proposed Additional Insured Information Only:

Name (First, MI, Last)	SSN/Tax ID #

Address ☐ (Check box if same as Proposed Primary Insured.)	City

State	Zip Code	County	Sex ☐ M ☐ F	Former Name

Relationship to Primary Insured	Date of Birth (mm/dd/yyyy)	State of Birth (If outside U.S., provide country.)

Email Address	Phone # ( )	Driver’s License #/State of Issue

Occupation	Employer	Annual Income	Net Worth

Can you read and understand English? ☐Yes ☐ No If “no”, please provide primary spoken language:

Citizenship (If other than U.S, submit Foreign Supplement.)
☐ U.S.
☐ Green Card Holder	Issue Date	Expiration Date
☐ Other	Issue Date	Expiration Date

Child Proposed Additional Insured Information Only:

Name of Child Insured(s)	Birth Date	Birth State	Sex	Height	Weight	SSN/ Tax ID #	Relationship to Primary Insured	Address & Phone # (Check box if same as Proposed Primary Insured.)
☐
☐
☐
☐

ICC17-LAAA-0115AO	Page 1 of 10	(08/2020)

3.

Owner – Complete ONLY if Owner is not the Proposed Primary Insured. Unless indicated the Proposed Primary Insured (Joint Insureds in the case of Survivorship) will own the policy. TRUST - Submit a copy of first and signature pages of Trust document. If more than two Owners are requested, use Special Instructions Section.

Type of Owner	☐ Individual	☐ Employer	☐ Trust	☐ Rabbi Trust	Relationship to Insured	SSN/Tax ID/Trust Tax ID #
☐Other

Individual Name (First, MI, Last) or Employer Name		DOB (if applicable) (mm/dd/yyyy)
Exact Name of Trust or Plan	Current Trustee(s)	Date of Trust or Plan

Address ☐ (Check box if same as Proposed Primary Insured)	City

State	Zip Code	County	Phone # ( )	Email Address

If more than one Owner the following will be applicable: 1) Ownership will be vested jointly with right of survivorship, otherwise to the Executor or Administrator of the last Owner’s estate. 2) All notices will be mailed to the one address listed above unless otherwise instructed. 3) For tax reporting purposes, only one Social Security Number can be used. The SSN shown above will be used unless otherwise instructed.

Type of Owner	☐ Individual	☐ Employer	☐ Trust	☐ Rabbi Trust	Relationship to Insured	SSN/Tax ID/Trust Tax ID #
☐Other

Joint Individual Name (First, MI, Last) or Employer Name		DOB (if applicable) (mm/dd/yyyy)
Exact Name of Trust or Plan	Current Trustee(s)	Date of Trust or Plan

Address ☐ (Check box if same as Proposed Primary Insured)	City

State	Zip Code	County	Phone # ( )	Email Address

4. Contingent Owner – Complete this section to name an alternative Owner in the event the Insured survives the Owner.
Name (First, MI, Last)	SSN / Tax ID #

Address ☐ (Check box if same as Proposed Primary Insured)	City

State	Zip Code	County	Relationship to Insured	Date of Birth (mm/dd/yyyy)

5. Secondary Addressee – NOTE: While a policy is in force, you have the right, at any time, to designate a“Secondary Addressee” by sending us written request containing the name and address of such person.

Name (For the purpose of notification of past due premium payment and possible lapse in coverage.)
Address
6. Primary Beneficiary Designations – If Survivorship Life Plan, the Proposed Insureds may not be named as Beneficiary. If additional space is required, use Special Instructions Section.
When more than one Beneficiary is designated, payments will be made in equal shares to the Beneficiaries surviving the Insured, or in full to the last surviving Beneficiary, unless some other distribution of proceeds is provided.
☐ Check this box if the Primary Beneficiary and the Owner are the same.
For Proposed Primary Insured

Primary Beneficiary(ies) Name(s) or Trust and Trustee(s)	Share %	Relationship to Insured(s)	Birth Date or Trust Date	SSN/Tax ID #	Address & Phone #
Jane S Doe	100%	Wife	10/08/1975	999-99-9999	Any One Street Any City, Any State 99999 (999) 999-9999

ICC17-LAAA-0115AO	Page 2 of 10	(08/2020)

6.	Primary Beneficiary Designations (cont’d) – If Survivorship Life Plan, the Proposed Insureds may not be named as Beneficiary. If additional space is required, use Special Instructions Section.

For Proposed Additional Insured

Primary Beneficiary(ies) Name(s) or Trust and Trustee(s)	Share %	Relationship to Insured(s)	Birth Date or Trust Date	SSN/Tax ID #	Address & Phone #

7. Contingent Beneficiary Designations – If additional space is required, use Special Instructions Section.
For Proposed Primary Insured
Contingent Beneficiary(ies) Name(s) or Trust and Trustee(s)	Share %	Relationship to Insured(s)	Birth Date or Trust Date	SSN/Tax ID #	Address & Phone #

For Proposed Additional Insured
Contingent Beneficiary(ies) Name(s) or Trust and Trustee(s)	Share %	Relationship to Insured(s)	Birth Date or Trust Date	SSN/Tax ID #	Address & Phone #

Plan Information

8.	Life Insurance Plan – The Variable Life Fund Supplement MUST be completed if applying for a Variable Product. The IUL Allocation Form MUST be completed if applying for an Indexed UL Product.

Product (select one and print the Plan Name below):

☐ No-Lapse Guarantee Universal Life - (Select One):	☐ Term Life – Term Level Period (Select One):
☐ Guarantee up to Attained Age 70	☐ 10 Year ☐ 20 Year
☐ Guarantee up to Attained Age 120	☐ 15 Year ☐ 30 Year

☐ Universal Life	☐ Variable Universal Life	☐ Indexed Universal Life	☐ Whole Life	☐ Survivorship Life

Plan Name:
(REQUIRED: Print complete name of product being applied for, refer to the Illustration/Sales Proposal for the correct Plan Name.)

Base Specified Amount	+	Additional Term Rider/Supplemental Coverage Amount (check plan for availability)	=	Total Specified Amount (including Additional Term Rider/Supplemental Coverage)
$ $250,000		$		$ $250,000

9. Additional Options – Complete this section if you applied for a Variable Universal, Universal or Survivorship Life Plan.
Death Benefit Option (If No Option is selected here, Option 1 is elected.)

☒ Option 1	(The Specified Amount, or a multiple of the Cash/Accumulated Value, whichever is greater.)
☐ Option 2	(The Specified Amount, plus the Cash/Accumulated Value, or a multiple of the Cash/Accumulated Value, whichever is greater.)
☐ Option 3	(The Specified Amount, plus the Accumulated Premium Account at %* interest or a multiple of the Cash/Accumulated Value, whichever is greater.) *Enter a percentage up to 12% maximum, ONLY if the Owner is a business entity. If nothing is entered or the Owner is not a business entity, 0% will apply.

Internal Revenue Code Life Insurance Qualification Test Option
☐ Guideline Premium/Cash Value Corridor Test
☐ Cash Value Accumulation Test
(If no selection is made here, the Guideline Premium/Cash Value Corridor Test is elected.)

ICC17-LAAA-0115AO	Page 3 of 10	(08/2020)

10. Optional Benefits – Check Plan for Availability.
Variable or Universal Life Plans Only (Subject to Plan availability.)

☐  Children’s Term Insurance Rider                         $

☐  Long Term Care Rider*                                       $

* Complete Supplement for Long Term Care Rider.

☐  Accidental Death Benefit Rider                           $

☐  Extended No-Lapse Guarantee Rider**

☐  Guarantee up to Attained Age 90

☐  Guarantee up to Attained Age 120

** This rider is not available with the Premium Waiver Rider.

☐  Return of Premium Feature

(Periodic Access Minimum Surrender Value Rider)

Surrender Charge Option (Please select only one option below. After the policy is issued, this option cannot be changed.)

☐ Surrender Charge Waiver Option (High Early Cash Value)

☐ Standard Surrender Charge (Performance)

☐ Change of Insured Rider

☐ Other Rider(s)

Can select only one:

☐ Premium Waiver Rider                                    $

☐ Waiver of Monthly Deductions Rider

Can select only one:

☐ Surrender Value Enhancement Benefit

☐ Conditional Return of Premium Rider

Rider Benefit Option must be selected (Subject to Plan availability.):

☐ Option A

☐ Option B

Survivorship Variable or Survivorship Universal Life Plans Only (Subject to Plan availability.)

☐ Four Year Term Rider**                                         $

 **If the No Charge Four Year Term Insurance has been illustrated you should NOT select this rider.

☐ Extended No-Lapse Guarantee Rider

 ☐ Guarantee up to Attained Age 90

 ☐ Guarantee up to Attained Age 120

☐ Other Rider(s)

☐ Other Rider(s)

Can select only one: ☐ Long Term Care Rider* $ *Complete Survivorship Supplement for Long-Term Care Rider. ☐ Policy Split Option Rider
Whole or Term Life Plans Only (Subject to Plan availability.)

☐ Children’s Term Insurance Rider                          $

☐ Accidental Death Benefit Rider                            $

☐ Guaranteed Insurability Benefit Rider                  $

☐ Waiver of Premium Disability Benefit Rider

☐ Owner’s Waiver of Premium Death Benefit Rider

     (Complete Part B for the Owner)

     Occupation

     Height

     Weight

     State of Birth

☐ Owner’s Waiver of Premium Death or Disability Benefit Rider (Complete Part B for the Owner) Occupation Height Weight State of Birth ☐ Other Rider(s) ☐ Other Rider(s) ☐ Other Rider(s)
Policy will be issued with Automatic Premium Loan Option (APLO) for Whole Life Plans only, if available, unless the box below is checked. ☐ No, do not issue with APLO.
Future Billing And Premium Information – (Funds must be drawn from U.S. Institutions.)
11.Amount Paid With Application – Check the applicable option and indicate the premium amount being submitted with the application.

(Be sure to review Temporary Insurance Agreement to verify if the Proposed Insured qualifies to submit premium with the application.)

☐ Check/Wire amount with application                                                                                                                     $

(NOTE: Make all checks payable to NATIONWIDE.)

☐ Web Remittance (this option is not available for VUL products)                                                                         $

☐ Draft initial payment only (indicate initial premium amount and complete Section 13b)                                   $

☐ Draft initial payment and future payments (indicate initial premium amount and complete Sections 12 & 13) $

ICC17-LAAA-0115AO	Page 4 of 10	(08/2020)

12. Future Billing and Payment Options - Check the applicable billing or payment option(s) and indicate the premium amount.
Billing Options:	Payment Options:
☐ EFT* $ *If selected, complete Section 13, Electronic Draft Authorization. ☐ Quarterly $ ☐ Semi-Annual $ ☐ Annual $	☐ Single Premium $ ☐ Billing Advantage $ Account Number ☐ 1035 Exchange $ ☐ Other $
13. Electronic Draft Authorization
13a. Electronic Draft Options:
Draft Frequency:	Draft Options:
☐ Monthly ☐ Quarterly* ☐ Semi-Annual* ☐ Annual*	☐ **Checking	- Use information on the initial premium check.
*Available for Term/Whole Life products only Draft Day (1st–28th): (NOTE: Draft Day will be determined based upon policy effective date unless a day is requested above.)	☐ **Checking ☐ **Savings	- (Provide a pre-printed voided check.) - (Provide a letter from the bank indicating the Transmit/ABA number, Account number and Account Holder’s name.)
13b. If no check or deposit slip provided, indicate below the bank information to be used:
Financial Institution Name Account Number	Transit/ABA Number Type of Account: ☐ **Checking ☐ **Savings

**By providing my financial institution name and account information, I hereby authorize Nationwide Life and Annuity Insurance Company to initiate debit entries to my checking/savings account indicated above and the Financial Institution to debit the same such account.

14. Payor – If someone other than the Insured(s) or the Owner is billed for the premium for this policy.
Name (First, MI, Last)

Address	City	State	Zip Code

Insurance Information

15. Replacement and Other Policy Information – Be sure to answer all questions. If applicable, check the appropriate box.
a. Do you have any other Life Insurance or Annuities currently in force? (If “yes”, list below.)								☐ Yes ☒ No
b. Is any person here proposed for coverage now applying for Life Insurance or Annuities with any other company? (If “yes”, provide name of Company, amount applied for and purpose of coverage.)								☐ Yes ☒ No

c.  Will any Life Insurance or Annuities for this or any other company be replaced, discontinued, reduced or changed if insurance now applied for is issued? (If “yes”, list below and complete appropriate replacement forms. If this is an IRC Sect 1035 Exchange, attach 1035 forms.)

☐ Yes ☒ No

d. Is any person here proposed for coverage had Life Insurance or Annuities in the past 3 years that is no longer in force? (If “yes”, provide name of Company, face amount and reason coverage is no longer in force.)

☐ Yes ☒ No
e. Have you applied for Life Insurance or Annuities in the past 12 months? (If “yes”, provide name of Company, and face amount.)								☐ Yes ☒ No
Insured	Company	Policy Number	Amount Of Coverage	Year Issued	To Be Replaced	1035 Exch	Lapsed/ Surrendered	Nationwide Term Conversion
					☐ Yes ☐ No			☐
					☐ Yes ☐ No			☐
					☐ Yes ☐ No			☐
					☐ Yes ☐ No			☐

ICC17-LAAA-0115AO	Page 5 of 10	(08/2020)

Financial And Health Information

16. Financial – Provide additional details for all “yes” answers in Special Instructions Section unless instructed otherwise. This section needs to be completed by each Proposed Insured and Owner/Trustee, if other than Proposed Insured(s).

All questions must be answered by each Proposed Insured and Owner/Trustee, if other than Proposed Insured(s). For each “yes” answer, indicate the appropriate item(s) and provide details.	Proposed Primary Insured		Proposed Additional Insured		Owner/ Trustee if other than Proposed Insured(s)
	Yes	No	Yes	No	Yes	No
a. Is this policy being purchased for the purpose of selling or assigning this policy to a life settlement company, trust, limited liability corporation, viatical, or other secondary market purchaser?	☐	☒	☐	☐	☐	☐

b.  Have you entered into any agreement, or made arrangements, for the sale or assignment of this policy to a life settlement company, trust, limited liability corporation, viatical, or other secondary market purchaser?

	☐	☒	☐	☐	☐	☐

c.   Have you been involved in any communication about the possible sale or assignment of this policy to a life settlement company, trust, limited liability corporation, viatical, or other secondary market purchaser?

	☐	☒	☐	☐	☐	☐
d. Have you ever sold any life insurance policy to a life settlement company, trust, limited liability corporation, viatical, or other secondary market purchaser?	☐	☒	☐	☐	☐	☐
e. Will any portion of the current or future premium for this policy be financed?	☐	☒	☐	☐	☐	☐
f. Will any Insured or Policy Owner receive any payment in connection with the insurance issued on the basis of this application?	☐	☒	☐	☐	☐	☐

17. Tobacco Use
Have you used tobacco or nicotine in any form?	Proposed Primary Insured	Proposed Additional Insured
In the last 12 months?	☐ Yes ☐ No	☐ Yes ☐ No
	If “yes”, date last used.	If “yes”, date last used.

18. Health Question – Provide additional details for all “yes” answers in Special Instructions.
Question must be answered by each Proposed Insured(s).	Proposed Primary Insured		Proposed Additional Insured		Any Child
	Yes	No	Yes	No	Yes	No
To the best of your knowledge and belief, have you in the past 10 years, been treated for or been diagnosed by a member of the medical profession as having diabetes, stroke, cancer, heart disease, schizophrenia, alcoholism, or drug abuse?	☐	☒	☐	☐	☐	☐
19. Special Instructions – If more space is needed, an additional blank sheet may be attached. Any Proposed Insured(s) or Owner(s) should sign and date additional pages.

ICC17-LAAA-0115AO	Page 6 of 10	(08/2020)

Part C – Fraud Statement And Important Notices

Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law.

Pre-Notice of Procedures as Required by The Fair Credit Reporting Act of 1970: This notice is to inform you that as part of our normal underwriting procedures in connection with an application for insurance:

•  An investigative consumer report may be made whereby information is obtained through personal interviews with your neighbors, friends or others with whom you are acquainted. This inquiry will include information as to character, general reputation, personal characteristics and mode of living, except as may be related directly or indirectly to your sexual orientation, with respect to you, members of your family, and others having an interest in or closely connected with the insurance transaction; and

•  You may elect to be interviewed if an investigative consumer report is prepared in connection with this application. You are entitled to receive a copy of any investigative consumer report by submitting your request in writing.

•  Upon your written request, made within a reasonable time after you receive this notice, additional information as to the nature and scope of the investigation, if one is made, will be provided. You may send corrections and requests for additional information addressed to Nationwide Life and Annuity Insurance Company, [P.O. Box 182835, Columbus, Ohio 43218-2835.] In the event of an adverse decision, you will be notified in writing.

MIB, Inc. Disclosure Notice: Information regarding your insurability will be treated as confidential. Nationwide Life and Annuity Insurance Company, or its reinsurer(s) may, however, make a brief report thereon to MIB, Inc., a not for profit membership organization of life insurance companies, which operates an information exchange on behalf of its members. If you apply to another MIB, Inc. member company for life or health insurance coverage or a claim for benefits is submitted to such a company, MIB, Inc., upon request, will supply such company with the information in its file. Upon receipt of a request from you, MIB, Inc. will arrange disclosure of any information it may have in your file. If you question the accuracy of information in the MIB, Inc. file, you may contact MIB, Inc. and seek a correction in accordance with the procedures set forth in the Federal Fair Credit Reporting Act. The address of the MIB, Inc. information office is [50 Braintree Hill, Suite 400, Braintree, Massachusetts 02184-8734,] telephone number 866-692-6901. The website address of the MIB, Inc. information office is [www.mib.com.] Nationwide Life and Annuity Insurance Company or its reinsurer(s) may also release information in its file to other life insurance companies to whom you may apply for life or health insurance, or to whom a claim for benefits may be submitted.

Information Practices: Nationwide has a privacy policy to protect your personal information, and it is available to you upon request. To issue an insurance policy, we need to obtain information about you. Some of that information will come from you, and some will come from other sources, including consumer reports such as an insurance score based on information contained in your credit report. Personal information may in certain circumstances be disclosed to third parties without your specific authorization as permitted or required by law. You have the right to access and correct your personal information.

ICC17-LAAA-0115AO	Page 7 of 10	(08/2020)

Part D – Agreement, Authorization And Signature

Agreement: I understand and agree that:

• This application, any amendments to it, and any related medical examination(s) will become a part of the Policy and are the basis of any insurance issued upon this application.

•  The Proposed Insured or Owner has a right to cancel this application at any time by contacting their producer or Nationwide Life and Annuity Insurance Company (“Nationwide”) in writing. No producer, medical examiner or other representative of Nationwide may accept risks or make or change any contract; or waive or change any of the Company’s rights or requirements.

• If the full first premium is made in exchange for a Temporary Insurance Agreement, Nationwide will only be liable to the extent set forth in that Agreement.

•  If the full first premium is not paid with this application, then insurance will only take effect when (1) a policy is issued by Nationwide and accepted by me; and (2) the full first premium is paid; and (3) all the answers and statements made on the application, medical examination(s) and amendments are true to the best of my knowledge and belief when (1) and (2) have occurred.

• Nationwide may obtain and use consumer reports for each insured in the processing and/or underwriting of this application for life insurance.

No Illustration Acknowledgement

If an illustration matching the life insurance policy as applied for is not being submitted to Nationwide, please select the reason why:

☐ I did not receive a life insurance illustration

☐ The life insurance illustration provided to me does not match the life insurance policy as applied for

By signing this application:

Applicant Acknowledgement – I understand that an illustration matching the life insurance policy as issued will be provided to me no later than the time the life insurance policy is delivered.

Producer Acknowledgement – I have not presented an illustration as applied for and will provide an illustration matching the policy as issued no later than the time the policy is delivered. A signed copy must be returned to Nationwide.

For ME, MA, PA, and WA only – if a life insurance illustration was displayed electronically and no hard copy was provided to the applicant, please submit the No Illustration Acknowledgement Form.

Taxpayer ID Number – Check box, if Applicable.

I certify under penalties of perjury that:

• The Taxpayer Identification Number or Social Security Number listed on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and,

• I am not subject to backup withholding because

• I have not been notified that I am subject to backup withholding as a result of a failure to report all interest or dividends, or

• the Internal Revenue Service has notified me that I am no longer subject to backup withholding, or that I am exempt from backup withholding, and

• I am a U.S. citizen or other U.S. person, and,

• The FATCA (Foreign Account Tax Compliance Act) code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct (FATCA does not apply as this is a US account)

☐ Check this box if you have been notified by the IRS that you are currently subject to backup withholding because of failure to report interest or dividends on your tax return.

ICC17-LAAA-0115AO	Page 8 of 10	(08/2020)

Part D – Agreement, Authorization And Signature (cont’d)

HIPAA Compliant Authorization: I authorize: any licensed physician or medical practitioner; any hospital; clinic; any pharmacy or pharmacy benefit managers; and other sources who maintain prescription drug records and related information; or other medical or medically related facility; any insurance company; MIB, Inc.; or any other organization; institution; or person; to disclose, in any format, including, but not limited to paper and/or electronic, any information concerning me; including, but not limited to, my entire medical/health record to the Medical Director of Nationwide or its subsidiaries; affiliates; or sub-contractors; including, but not limited to; RSA Medical; for the purpose of underwriting my application in order to determine eligibility for Life Insurance and to investigate claims. I understand that the aforementioned parties requesting access to my (electronic or paper) medical records are acting as a patient authorized representative and will attempt to access my medical records in the most efficient manner possible, including electronic interchange through a health information exchange or directly through my providers’ electronic health record system. I also authorize Nationwide to make a brief report of my health information, including personal health information and protected health information, to MIB, Inc. By my signature below, I acknowledge that any agreements I have made to restrict my protected health information do not apply to this form; and I instruct any physician; health care professional; hospital; clinic; pharmacy or pharmacy benefit managers; medical facility; or other health care provider to release and disclose my entire medical/health record without restriction. I understand that any information that is disclosed pursuant to this form may be redisclosed and no longer be covered by federal rules governing privacy and confidentiality of health information. This form, or a copy of it, will be valid for a period of not more than two and one-half years (30 months) from the date it was signed, or the time limit, if any, permitted by applicable law in the state where the policy is delivered or issued for delivery. I understand that I have the right to revoke this form in writing, at any time, by sending a written request for revocation to Nationwide, [Attention: Underwriting, P.O. Box 182835, Columbus, Ohio 43218-2835.] I understand that a revocation is not effective to the extent that any of my providers have relied on this form; or to the extent that Nationwide has a legal right to contest a claim under an insurance policy or to contest the policy itself. I further understand that if I refuse to sign this form to release my complete records, or, if I revoke this authorization before a policy is issued, Nationwide may not be able to process my application. I understand that my authorized representative or I have a right to a copy of this form by sending a request to Nationwide in writing.

Proposed Insured(s) and Owner/Trustee Signatures – All Financial questions in Section 16 (a through f) are required to be answered for both the Proposed Insured(s) and Owner, if not Proposed Insured(s).

I HAVE READ THIS APPLICATION AND AGREEMENT AND DECLARE THAT THE ANSWERS ARE TRUE TO THE BEST OF MY KNOWLEDGE AND BELIEF. I UNDERSTAND AND AGREE TO ALL ITS TERMS.

THE INTERNAL REVENUE SERVICE DOES NOT REQUIRE YOUR CONSENT TO ANY PROVISION OF THIS DOCUMENT OTHER THAN THE CERTIFICATIONS REQUIRED TO AVOID BACKUP WITHHOLDING.

Signed at		Any City, Any State	, on July 28 ,	2008
	City/State		Month/Day	Year
John Doe		X	John Doe
	Full Name of Proposed Primary Insured (print)		Signature of Proposed Primary Insured
(or parent if Proposed Primary Insured is under age 15)
X
	Full Name of Proposed Additional Insured (print)		Signature of Proposed Additional Insured
(if to be Insured)
X		X
	Signature of Applicant/Owner		Signature of Applicant/Owner
	(if other than the Proposed Insured(s))		(if other than the Proposed Insured(s))

Part E - Producer’s Certification

Producer’s Certification – Be sure to answer all three questions.

☒ Yes ☐ No	a. I have truly and accurately recorded all Proposed Insureds’ answers on this application.

☒ Yes ☐ No	b. I have witnessed his/her/their signature(s) hereon. (If “no”, provide details in Special Instructions Section.)

☐ Will ☒ Will Not	c. To the best of my knowledge, the insurance applied for will or will not replace any Life Insurance or Annuities.
Sam Producer	X	Sam Producer
Producer’s Name (print)		Signature of Producer
Any Firm	02-A999999
Firm	Producer’s Nationwide #

ICC17-LAAA-0115AO	Page 9 of 10	(08/2020)

Temporary Insurance Agreement

Nationwide Life And Annuity Insurance Company, Columbus, OH

This Agreement provides a limited amount of Life lnsurance coverage, for a limited period of time, subject to the terms of this Agreement.

Health Question – Question must be answered by each Proposed Insured(s).
Proposed Primary Insured	Proposed Additional Insured	Any Child	Has anyone here proposed for insurance:
Yes No	Yes No	Yes No
☐ ☒	☐ ☐	☐ ☐	To the best of your knowledge and belief, within the past 10 years, been treated for, consulted a licensed health care provider, or been diagnosed by a licensed health care provider as having: angina, or chest pain or discomfort; heart attack, heart murmur, or any other heart disorder; epilepsy, stroke or diabetes; AIDS (Acquired Immune Deficiency Syndrome), any AIDS-related disorder or positive HIV (Human Immunodeficiency Virus) test result; any brain, nervous, or mental disorder, any drug or alcohol addiction; any kidney disorder (other than kidney stones); or any cancer or other malignancy?

If the above question is answered YES or LEFT BLANK, NO COVERAGE will take effect under this Agreement and no representative of Nationwide Life and Annuity Insurance Company is authorized to accept money, and/or provide a temporary insurance receipt to the applicant.

Terms And Conditions

Amount of Coverage – [$1,000,000] overall maximum for all applications or agreements.

Temporary Insurance under this Agreement will commence on the date of the application if the full first premium for the mode selected has been paid and accepted by Nationwide or authorized by Electronic Funds Transfer as advance payment for an application for Life Insurance. If any Proposed Insured dies while this temporary insurance is in effect, Nationwide will pay to the designated Beneficiary the lesser of:

• the amount of death benefits, if any, which would be payable under the policy and its riders if issued as applied for, excluding any accidental death benefits, or

•  [$1,000,000] This total benefit limit applies to all insurance applied for under this and any other current applications to Nationwide and any other Temporary Insurance Agreements for Life Insurance whether applied for on the life or lives of one or more Proposed Insureds.

Date Coverage Terminates – 60 DAYS maximum coverage.

Temporary Life Insurance under this Agreement will terminate automatically on the earliest of:
• 60 days from the date of this signed Agreement, or
• the date any policy is offered or issued to the Proposed Insured in connection with the above application, or
• the date Nationwide mails notice of termination of coverage and refund of the advance payment to the Proposed Insured, or the Owner, if different than the Proposed Insured.

Limitations

•  Fraud or material misrepresentation in the application or in the answers to the Health question of this Agreement invalidates this Agreement and Nationwide’s only liability is for refund of any payment made.

• This Agreement does not provide coverage for Proposed Insured’s who are under 15 days of age or over the age of 70 on the date of the Agreement.
• If any Proposed Insured dies by suicide, while sane or insane, Nationwide’s liability under this Agreement is limited to a refund of the payment made.
• There is no coverage under this Agreement if the check submitted as payment is not honored by the bank on first presentation or if the Electronic Funds Transfer is not processed by the bank.
• No one is authorized to waive or modify any of the provisions of this Agreement.

Signatures

Proposed Insured(s) and Owner Signatures

I HAVE RECEIVED A COPY OF AND HAVE READ THIS AGREEMENT AND DECLARE THAT THE ANSWERS ARE TRUE TO THE BEST OF MY KNOWLEDGE AND BELIEF. I UNDERSTAND AND AGREE TO ALL ITS TERMS.

Dated (mm/dd/yyyy)	July 28, 2008	X	John D. Doe
Signature of Proposed Primary Insured
(or parent if Proposed Primary Insured is under age 15)
X		X
Signature of Applicant/Owner			Signature of Proposed Additional Insured
(if other than the Proposed Insured(s))			(if to be Insured)

Initial Premium Receipt and Producer’s Signature – Be sure to include the amount of the initial premium payment.

An initial premium payment in the amount of $ has been submitted with this application. I have advised the Applicant/Owner that additional premium may need to be submitted at time of delivery.

X	Sam A. Producer	Any Firm	02-A999999
	Signature of Producer	Firm	Producer’s Nationwide #

Nationwide and the Nationwide N and Eagle are service marks of Nationwide Mutual Insurance Company. ©2017 Nationwide

ICC17-LAAA-0115AO	Page 10 of 10	(08/2020)